AGREEMENT AND PLAN OF REORGANIZATION among
JUBILEE ACQUISITION CORPORATION, a Delaware corporation
("Jubilee"), THE NEW YORK NETWORK, INC., a Nevada corporation
("Network") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all the issued and outstanding stock of Network.

   Whereas, Jubilee wishes to acquire and Shareholders wish to transfer all of the issued and outstanding securities of Network in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Exchange").

   Now, therefore, Jubilee, Network, and the Shareholders adopt this plan of reorganization and agree as follows:

   1.   Exchange of Stock

   1.1. Number of Shares. The Shareholders agree to transfer to Jubilee at the Closing (defined below) the number of shares of common stock of Network shown opposite their names in Exhibit A, in exchange for an aggregate of 42,795,000 shares of voting common stock of Jubilee.

   1.2. Exchange of Certificates. Each holder of an outstanding certificate or certificates theretofore representing shares of Network common stock shall surrender such certificate(s) for cancellation to Jubilee, and shall receive in exchange a certificate or certificates representing the number of full shares of Jubilee common stock into which the shares of Network common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Network shares by the Shareholders shall be effected by the delivery to the Exchange Agent (defined below) at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

   1.3. Fractional Shares. Fractional shares of Jubilee common stock shall not be issued, but in lieu thereof Jubilee shall round up fractional shares to the next highest whole number.

   1.4. Further Assurances. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Jubilee may request in order more effectively to sell, transfer, and assign the transferred stock to Jubilee and to confirm Jubilee's title thereto.

   2.   Closing

   2.1. Manner. The Closing contemplated herein shall be held at the offices of the Exchange Agent provided for herein without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

   2.2. Execution of Documents. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

   3.   Unexchanged Certificates.   Until surrendered, each
outstanding certificate that prior to the Closing represented Network common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Jubilee common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Network common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

   4.   Representations and Warranties of Jubilee

   Jubilee represents and warrants as follows:

   4.1. Corporate Organization and Good Standing. Jubilee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

   4.2. Reporting Company Status.  Jubilee has filed with the
Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section 12(g) thereunder.

   4.3. Reporting Company Filings. Jubilee has timely filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.

   4.4. Capitalization. Jubilee's authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of non-designated preferred stock of which no shares are designated or issued.

   4.5. Issued Stock. All the outstanding shares of its common stock are duly authorized and validly issued, fully paid and non-assessable.

   4.6. Stock Rights. There are no stock grants, options, rights, warrants or other rights to purchase or obtain Jubilee common or preferred stock issued or committed to be issued.

   4.7. Corporate Authority. Jubilee has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

   4.8. Authorization. Execution of this agreement has been duly authorized and approved by Jubilee's board of directors.

   4.9.  Subsidiaries.  Jubilee has no subsidiaries.

   4.10. Financial Statements. Jubilee's financial statements attached to its most recent filing with the Securities and Exchange Commission (the "Jubilee Financial Statements"), fairly present the financial condition of Jubilee as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

   4.11. Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Jubilee Financial Statements, Jubilee did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

   4.12. No Material Changes. There has been no material adverse change in the business, properties, or financial condition of Jubilee since the date of the Jubilee Financial Statements.

   4.13. Litigation. There is not, to the knowledge of Jubilee, any pending, threatened, or existing litigation against it.

   4.14. Contracts. Jubilee is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

   4.15. Title. Jubilee has good and marketable title to all the real property and good and valid title to all other property included in the Jubilee Financial Statements. Except as set out in the balance sheet thereof, the properties of Jubilee are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Jubilee.

   4.16. No Violation. Consummation of the Exchange will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Jubilee is subject or by which Jubilee is bound.

   5.   Representations and Warranties of the Shareholders

   The Shareholders, individually and separately, represent and warrant as follows:

   5.1. Title to Shares. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Network shares which are listed in the attached Exhibit A and which they have contracted to exchange.

   5.2. Stock Rights. No Shareholder owns or claims any stock grants, options, rights, warrants or other rights to purchase or obtain Network's common or preferred stock.

   5.3. All Stock. Each Shareholder shall transfer herewith all common stock of Network owned legally or beneficially by such Shareholder.

   5.4. Litigation. To no Shareholder's knowledge is there any pending, threatened, or existing litigation against or relating to shares of Network held by any Shareholder.

   6.   Representations and Warranties of Network

   Network represents and warrants as follows:

   6.1. Corporate Organization and Good Standing. Network is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

   6.2. Capitalization. Network's authorized capital stock consists of 50,000,000 shares of common stock, $ .001 par value per share, of which 42,795,000 shares are issued and outstanding, and no shares of preferred stock.

   6.3. Issued Stock. All the outstanding shares of its common stock are duly authorized and validly issued, fully paid and non-assessable.

   6.4. Stock Rights. Except as may be set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Network common or preferred stock issued or committed to be issued.

   6.5. Corporate Authority. Network has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

   6.6. Authorization. Execution of this agreement has been duly authorized and approved by Network's board of directors.

   6.7. Subsidiaries. Except as may be set out by attached schedule, Network has no subsidiaries.

   6.8. Financial Statements. Network's financial statements contained in its private placement memorandum of July 1, 2002 (the "Network Financial Statements"), fairly present the financial condition of Network as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

   6.9. Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Network Financial Statements, Network did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

   6.10. No Material Changes. Except as may be set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Network since the date of the Network Financial Statements.

   6.11. Litigation. Except as may be set out by attached schedule, there is not, to the knowledge of Network, any pending, threatened, or existing litigation against it.

   6.12. Contracts. Except as may be set out by attached schedule, Network is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

   6.13. Title. Except as may be set out by attached schedule, Network has good and marketable title to all the real property and good and valid title to all other property included in the Network Financial Statements. Except as set out in the balance sheet thereof, the properties of Network are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Network.

   6.14. No Violation. Consummation of the Exchange will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Network is subject or by which Network is bound.

   7.   Conduct Pending the Closing

   Jubilee, Network and the Shareholders covenant that between the date of this agreement and the Closing as to each of them:

   7.1. No change will be made in the charter documents, by-laws, or other corporate documents of Jubilee or Network.

   7.2. Network and Jubilee will use their best efforts to maintain and preserve their business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

   7.3. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Network shares of common stock owned by them.

   8. Conditions Precedent to Obligation of Network and the Shareholders

   Network's and the Shareholders' obligation to consummate the Exchange shall be subject to the accuracy of representations and warranties of Jubilee set forth herein at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

   9.   Conditions Precedent to Obligation of Jubilee

   Jubilee's obligation to consummate the Exchange shall be subject to the accuracy of representations and warranties of Network and the Shareholders set forth herein at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

   10. Survival of Representations and Warranties. The representations and warranties of Network, the Shareholders and Jubilee set out herein shall survive the Closing.

   11.  General Provisions.

   11.1. Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

   11.2. Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

   11.3. Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

   11.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Jubilee, to:

Jubilee Acquisition Corporation
1504 R Street, N.W.
Washington, D.C. 20009

If to Network, to:

The New York Network, Inc.
3663 East Sunset Road
Suite 104
Las Vegas, Nevada 89120

If to the Shareholders, to their addresses of record as such appear on Exhibit A attached hereto, or as may be changed by the Shareholders from time to time as provided to the parties in accordance with the notices section of this agreement.

If to the Exchange Agent, to:

Cassidy and Associates
1504 R Street, N.W.
Washington, D.C. 20009

   11.5. Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

   11.6. Assignment. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by any party of its rights under this agreement without the written consent of each other party shall be void.

   11.7. Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

   11.8. Exchange Agent and Closing Date.  The Exchange
Agent shall be Cassidy and Associates, Washington, D.C. The Closing shall take place upon the fulfillment by each party of all the conditions of the Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

   11.9. Review of Agreement. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

   11.10. Effective Date. This effective date of this agreement shall be August 26, 2002.


Signature Page to Agreement and Plan of Reorganization among Jubilee, Network and the Shareholders of Network

   IN WITNESS WHEREOF, the parties have executed this agreement.


JUBILEE ACQUISITION CORPORATION


By /s/ James M. Cassidy

THE NEW YORK NETWORK, INC.


By /s/ David E. Walsh


SHAREHOLDERS:

/s/ David E. Walsh





                    Exhibit A

Number of         Number of
Network Shares    Jubilee        Name and
to Be             Shares to      Address of
Transferred       Be Received    Shareholder

42,795,000        42,795,000     David E. Walsh
                                 c/o The New York Network, Inc.
                                 3363 East Sunset Road
                                 Suite 104
                                 Las Vegas, Nevada 89120